SCHEDULE 14A INFORMATION
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Badger Meter, Inc.
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PROXY STATEMENT
NOMINATION AND ELECTION OF DIRECTORS
Nominees for Election to the Board of Directors
RELATED PERSON TRANSACTIONS
STOCK OWNERSHIP OF BENEFICIAL OWNERS HOLDING MORE THAN FIVE PERCENT
STOCK OWNERSHIP OF MANAGEMENT
EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
EQUITY COMPENSATION PLAN INFORMATION
AUDIT AND COMPLIANCE COMMITTEE REPORT
APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
THE BOARD UNANIMOUSLY RECOMMENDS THAT OUR SHAREHOLDERS VOTE FOR RATIFICATION OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.
PRINCIPAL ACCOUNTING FIRM FEES
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
OTHER MATTERS

BADGER METER, INC.
4545 West Brown Deer Road
Milwaukee, Wisconsin 53223

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

April 30, 2010

The Annual Meeting of the Shareholders of Badger Meter, Inc. will be held at Badger Meter, Inc., 4545 West Brown Deer Road, Milwaukee, Wisconsin 53223, on Friday, April 30, 2010, at 8:30 a.m., local time, for the following purposes:

1. To elect as directors the eight nominees named in the proxy statement, each for a one-year term;

2. To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm for the company for the year ending December 31, 2010; and

3. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

Our Board of Directors recommends a vote “FOR” each nominee named in the proxy statement, and “FOR” the ratification of Ernst & Young LLP as the company’s independent registered public accounting firm for 2010.

Holders of record of our common stock at the close of business on February 26, 2010, are entitled to notice of and to vote at the meeting and any adjournments or postponements thereof. Shareholders are entitled to one vote per share.

By Order of the Board of Directors

William R. A. Bergum,
Secretary

March 15, 2010

We urge you to submit your proxy as soon as possible. If the records of our transfer agent, American Stock Transfer & Trust Company, LLC, show that you own shares in your name, or you own shares in our Dividend Reinvestment Plan, then you can submit your proxy for those shares via the Internet or by using a toll-free telephone number provided on the proxy card. Or you can mark your votes on the proxy card we have enclosed, sign and date it, and mail it in the postage-paid envelope we have provided. Instructions for using these convenient services are set forth on the proxy card. If your shares are held in “street name” by a broker, nominee, fiduciary or other custodian, follow the directions given by the broker, nominee, fiduciary or other custodian regarding how to instruct them to vote your shares.

Important Notice Regarding the Availability of Proxy Materials for the
Shareholder Meeting to be held on April 30, 2010

This Proxy Statement and our 2009 Annual Report on Form 10-K are available at http:www.amstock.com/ProxyServices/ViewMaterial.asp.

BADGER METER, INC.
4545 West Brown Deer Road
Milwaukee, Wisconsin 53223

PROXY STATEMENT

To the Shareholders of

BADGER METER, INC.

We are furnishing you with this Proxy Statement in connection with the solicitation of proxies by the Board of Directors of Badger Meter, Inc. to be used at our Annual Meeting of Shareholders (referred to as the Annual Meeting), which will be held at 8:30 a.m., local time, on Friday, April 30, 2010, at Badger Meter, Inc., 4545 West Brown Deer Road, Milwaukee, Wisconsin 53223, and at any adjournments or postponements thereof.

If you execute a proxy, you retain the right to revoke it at any time before it is voted by giving written notice to us, by submitting a valid proxy bearing a later date or by voting your shares in person at the Annual Meeting. Unless you revoke your proxy, your shares will be voted at the Annual Meeting. Anyone who is a shareholder of record as of the close of business on February 26, 2010 may attend the Annual Meeting and vote in person. . If your shares are held in “street name” by a broker, nominee, fiduciary or other custodian, you may not vote in person at the Annual Meeting unless you first obtain a proxy issued in your name from your broker, nominee, fiduciary or other custodian.

As of the record date, we had 14,975,491 shares of common stock, par value $1 per share, outstanding and entitled to vote. You are entitled to one vote for each of your shares of common stock.

If your shares are held in “street name” by a broker, nominee, fiduciary or other custodian, you will receive a full meeting package including a voting instruction form to vote your shares. Your broker, nominee, fiduciary or other custodian may permit you to vote by the Internet or by telephone. A broker non-vote occurs when your broker, nominee, fiduciary or other custodian submits a proxy card with respect to your shares, but declines to vote on a particular matter, either because such nominee elects not to exercise its discretionary authority to vote on the matter or does not have discretionary authority to vote on the matter. Your broker, nominee, fiduciary or other custodian has the authority under New York Stock Exchange rules to vote your unvoted shares on certain routine matters like the ratification of Ernst & Young LLP as the company’s independent registered public accounting firm for 2010, but not on the election of directors.

We commenced mailing this Proxy Statement and accompanying form of proxy on or about March 17, 2010.

NOMINATION AND ELECTION OF DIRECTORS

You and the other holders of the common stock are entitled to elect eight directors at the Annual Meeting. If you submit a proxy to us, it will be voted as you direct. If, however, you submit a proxy without specifying voting directions, it will be voted in favor of the election of each of the eight nominees for director identified below. If your shares are held in “street name” by your broker, nominee, fiduciary or other custodian, your broker, nominee, fiduciary or other custodian may only vote your shares for the election of directors with your specific voting instructions. Therefore, we urge you to respond to your brokerage firm so that your vote will be cast.

Directors will be elected by a plurality of votes cast at the Annual Meeting (assuming a quorum is present). If you do not vote your shares at the Annual Meeting, whether due to abstentions, broker nonvotes or otherwise, and a quorum is present, it will have no impact on the election of directors. Once elected, a director serves for a one-year term or until his successor has been duly appointed, or until his death, resignation or removal.

The nominees of the Board of Directors for director, together with certain additional information concerning each such nominee, are identified below. All of the nominees are current directors of our company. If any nominee is unable or unwilling to serve, the named proxies have discretionary authority to select and vote for substitute nominees. The Board of Directors has no reason to believe that any of the nominees will be unable or unwilling to serve.

Nominees for Election to the Board of Directors

One of the company’s current directors, Ulice Payne, Jr., whose term expires at the Annual Meeting, will not stand for re-election. Todd J. Teske was elected November 6, 2009. Gale E. Klappa was elected February 12, 2010. Each of them was recommended by the Compensation and Governance Committee. Upon Mr. Payne terminating his services as a director, the size of the Board of Directors will be set at eight members.

The following section provides information as of the date of this proxy statement about each nominee. The information presented includes information each director has given us about his age, all positions he holds, his principal occupation and business experience for the past five years, and the names of other companies, some of which are publicly-held, of which he currently serves as a director or has served as a director during the past five years. All directors meet the qualifications established by the Compensation and Corporate Governance Committee as set forth on Page 6 of this proxy statement.

In addition to the information presented below regarding each nominee’s specific experience, qualifications, attributes and skills that led our board to the conclusion that he should serve as a director, we also believe that all of our director nominees have a reputation for integrity, honesty and adherence to high ethical standards. They each have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to the company and our board.

		Business Experience During	Director
Name	Age	Last Five Years	Since

Ronald H. Dix	65	Badger Meter, Inc.: Retired. Formerly, Senior Vice President — Administration, Senior Vice President — Administration and Secretary; and Senior Vice President — Administration/Human Resources and Secretary. Mr. Dix has significant experience at the company as well as a broad knowledge of employee benefit and human resource issues which enable him to assist the company in dealing with such issues.	2005
Thomas J. Fischer	62	Consultant in corporate financial and accounting matters and retired partner of Arthur Andersen LLP. Mr. Fischer is a director of Actuant Corporation, Regal-Beloit Corporation, Wisconsin Energy Corporation and CG Schmidt, a privately-held company. Mr. Fischer’s past experience in public accounting and his current roles on various public company audit committees provide him with a depth of knowledge and experience to assist the company in dealing with complex financial issues.	2003
Gale E. Klappa	59	Wisconsin Energy Corporation (a holding company for electric and gas utilities): Chairman, President and Chief Executive Officer. Mr. Klappa is a director of Wisconsin Electric Corporation, Joy Global, Inc. and Nuclear Electric Insurance Limited, a mutual insurance company for energy companies. Mr. Klappa has significant experience as the CEO of a public company and as a manager of regulated utility companies. Further, he has in-depth knowledge of utility metering needs. He is able to provide valuable advice and guidance to the company in these areas.	2010

		Business Experience During	Director
Name	Age	Last Five Years	Since

Richard A. Meeusen	55	Badger Meter, Inc.: Chairman, President and Chief Executive Officer. Formerly, President and Chief Executive Officer. Mr. Meeusen is a director of Menasha Corporation, a privately-held company. Mr. Meeusen has significant experience in managing Badger Meter which enables him to provide the board with valuable insights and advice.	2001
Andrew J. Policano	60	Paul Merage School of Business, University of California — Irvine: Dean. Formerly, University of Wisconsin School of Business: Professor and Dean. Mr. Policano is a director of Rockwell-Collins, Inc. and a trustee of Payden and Rygel, a mutual fund company. Mr. Policano’s experience in general management and his involvement in and knowledge of new academic research into business issues enable him to provide valuable insights and advice to the company.	1997
Steven J. Smith	60	Journal Communications, Inc. (a diversified media and communications company): Chairman, Chief Executive Officer and President. Formerly, Journal Communications, Inc.: Chairman and Chief Executive Officer. Mr. Smith is a director of Journal Communications, Inc. Mr. Smith has significant experience both in business management and as the CEO of a public company. He is able to provide valuable advice and insights for the company.	2000
John J. Stollenwerk	70	Allen-Edmonds Shoe Corporation (a manufacturer and marketer of shoes): Retired Chairman. Formerly, Allen-Edmonds Shoe Corporation: Owner, Chairman and President. Mr. Stollenwerk is a director of Northwestern Financial Services, Koss Corporation and Thomas Moser Cabinetmakers, a privately-held company. Mr. Stollenwerk has significant experience in both general management and business development, including experience in international markets, which enables him to provide the company with valuable advice and guidance in those areas.	1996
Todd J. Teske	45	Briggs & Stratton Corporation (a producer of gasoline engines and outdoor power products): President and Chief Executive Officer. Formerly, Briggs & Stratton Corporation: President and Chief Operating Officer; Executive Vice President and Chief Operating Officer and Sr. Vice President and President — Briggs & Stratton Power Products Group. Mr. Teske is a director of Briggs & Stratton Corporation. Mr. Teske has significant experience in management of a public company and in the operational management of a manufacturing company, including international operations, which enables him to provide valuable advice and guidance for the company.	2009

THE BOARD UNANIMOUSLY RECOMMENDS THAT OUR SHAREHOLDERS VOTE FOR EACH NOMINEE IDENTIFIED ABOVE.

Independence, Committees, Meetings and Attendance

Our Board of Directors has three standing committees: the Audit and Compliance Committee (referred to as the Audit Committee), the Compensation and Corporate Governance Committee (referred to as the Compensation and Governance Committee) and the Employee Benefit Plans Committee. The Board of Directors has adopted written charters for each committee, which are available on our website at www.badgermeter.com under the selection “Company” — “Investors” — “Corporate Governance” — “Committees of the Board.”

In making independence determinations, the board observes all criteria for independence established by the Securities and Exchange Commission, the New York Stock Exchange, and other governing laws and regulations. The board has determined that each of the directors (other than Mr. Meeusen and Mr. Dix) (i) is “independent” within the definitions contained in the current New York Stock Exchange listing standards and our Principles of Corporate Governance; (ii) meets the categorical independence standards adopted by the board (set forth below); and (iii) has no other “material relationship” with the company that could interfere with his ability to exercise independent judgment. (Kenneth P. Manning, who retired from the board on August 3, 2009, was an independent director.) In addition, the board has determined that each member of the Audit Committee meets the additional independence standards for audit committee members. One of the Audit Committee members, Mr. Fischer, serves on three other audit committees. Our board has affirmatively determined that such simultaneous service does not impair Mr. Fischer’s ability to effectively serve on our Audit Committee.

The current committee assignments are:

BOARD COMMITTEES
	Audit and		Compensation and		Employee
Director	Compliance		Corporate Governance		Benefit Plans

Thomas J. Fischer	X	*			X
Gale E. Klappa	X
Ulice Payne, Jr.	X		X
Andrew J. Policano			X		X	*
Steven J. Smith	X		X	*
John J. Stollenwerk			X		X
Todd J. Teske	X
Richard A. Meeusen
Ronald H. Dix					X

*	Chairman of the Committee

The Audit Committee met five times in 2009. The Audit Committee oversees our financial reporting process on behalf of the board and reports the results of their activities to the board. The activities of the Audit Committee include employing, with shareholder ratification, an independent registered public accounting firm for us, discussing with the independent registered public accounting firm and internal auditors the scope and results of audits, monitoring our internal controls and pre-approving and reviewing audit fees and other services performed by our independent registered public accounting firm. The board has determined that each member of the Audit Committee qualifies as an “audit committee financial expert” as defined by the Securities and Exchange Commission. Furthermore, the board has determined that all members of our Audit Committee meet the financial literacy requirements of the New York Stock Exchange.

The Compensation and Governance Committee met three times in 2009 and once in February 2010. The Compensation and Governance Committee reviews and establishes all forms of compensation for our officers and directors and administers our compensation plans, including the various stock plans. The Compensation and Governance Committee also reviews the various management development and succession programs and adopts and maintains our Principles of Corporate Governance. In addition, the Compensation and Governance Committee recommends nominees for the Board of Directors.

The Employee Benefit Plans Committee met three times in 2009. The Employee Benefit Plans Committee oversees the administration of our pension plan, employee savings and stock ownership plan, health plans and other benefit plans.

The Board of Directors held four meetings in 2009. During 2009, all directors attended at least 75% of the meetings (held during their tenure as directors) of the full board and the committees on which they served during the period. A closed session for only outside directors was held following each of the board meetings. All members of the board attended the 2009 Annual Meeting of Shareholders. It is the board’s policy that all directors attend the Annual Meeting of Shareholders, unless unusual circumstances prevent such attendance.

Leadership Structure

Our Board of Directors currently believes it is in the best interests of the company to combine the positions of Chairman and CEO because this provides the company with unified leadership and direction. In addition, our current Chairman and CEO has an in-depth knowledge of our business that enables him to effectively set appropriate board agendas and ensure appropriate processes and relationships are established with both management and the Board of Directors, as our board works together to oversee our management and affairs.

Because our Chairman is not an independent director, our independent directors believe it is appropriate to appoint an independent director as a Lead Outside Director. Our Lead Outside Director works with our Chairman and CEO and other board members to provide strong, independent oversight of our management and affairs. Among other things, our Lead Outside Director serves as the principal liaison between the Chairman and our independent directors and chairs executive sessions that consist of only our independent directors. Mr. Fischer currently serves as Lead Outside Director of the board.

Board Role in Risk Oversight

Our Board of Directors oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance shareholder value. A fundamental part of risk management is not only understanding the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the company. The involvement of the full Board of Directors in setting the company’s business strategy is a key part of its assessment of management’s appetite for risk and also a determination of what constitutes an appropriate level of risk for the company. The full Board of Directors participates in an annual enterprise risk management assessment. In this process, risk is assessed throughout the business, focusing on four primary areas of risk: employment risks, facility risks, product risks and general business risks (which include strategic, financial, legal, compliance and reputational risks).

While the Board of Directors has the ultimate oversight responsibility for the risk management process, various committees of the board also have responsibility for risk management. In particular, the Audit Committee focuses on financial risk, including internal controls. The Compensation and Governance Committee focuses on compensation risk and corporate governance policies that help mitigate risk. The Employee Benefit Plans Committee focuses on risks associated with the administration and structure of our employee benefit plans. In addition, the Audit Committee annually reviews and assesses the effectiveness of the company’s overall enterprise risk management process.

Nomination of Directors

The Compensation and Governance Committee has responsibility for recommending nominees for our Board of Directors. All members of the Compensation and Governance Committee meet the definition of independence set forth by the New York Stock Exchange. The board has adopted a policy by which the Compensation and Governance Committee will consider nominees for board positions, as follows:

•	The Compensation and Governance Committee will review potential new candidates for Board of Directors positions.

•	The Compensation and Governance Committee will review each candidate’s qualifications in light of the needs of the Board of Directors and the company, considering the current mix of director attributes and other pertinent factors.

•	The following minimum qualifications must be met by each director nominee:

•	Each director must display the highest personal and professional ethics, integrity and values.

•	Each director must have the ability to exercise sound business judgment.

•	Each director must be highly accomplished in his or her respective field, with superior credentials and recognition and broad experience at the administrative and/or policy-making level in business, government, education, technology or public interest.

•	Each director must have relevant expertise and experience, and be able to offer advice and guidance to the Chief Executive Officer based on that expertise and experience.

•	Each director must be independent of any particular constituency, be able to represent all shareholders of the company and be committed to enhancing long-term shareholder value.

•	Each director must have sufficient time available to devote to activities of the board and to enhance his or her knowledge of the company’s business.

•	The specific qualities and skills required of any candidate will vary depending on our specific needs at any point in time. In considering the diversity of a candidate, the governance committee considers a variety of factors including but not limited to age, gender and ethnicity.

•	No candidate, including current directors, may stand for reelection after reaching the age of 72.

•	There are no differences in the manner in which the Compensation and Governance Committee evaluates candidates recommended by shareholders and candidates identified from other sources.

•	To recommend a candidate, shareholders should write to the Board of Directors, c/o Secretary, Badger Meter, Inc., P.O. Box 245036, Milwaukee, WI 53224-9536, via certified mail. Such recommendation should include the candidate’s name and address, a brief biographical description and statement of qualifications of the candidate and the candidate’s signed consent to be named in the proxy statement and to serve as a director if elected.

•	To be considered by the Compensation and Governance Committee for nomination and inclusion in our proxy statement, the Board of Directors must receive shareholder recommendations for director no later than October 15 of the year prior to the relevant annual meeting of shareholders.

During 2009, and as of the date of this Proxy Statement, the Compensation and Governance Committee did not pay any fees to third parties to assist in identifying or evaluating potential candidates. Also, the Compensation and Governance Committee has not received any shareholder nominees for consideration at the 2010 Annual Meeting of Shareholders.

Communications with the Board of Directors

Shareholders may communicate with the full Board of Directors, non-management directors as a group or individual directors, including the Lead Outside Director, by submitting such communications in writing to the Secretary of Badger Meter, Inc., P.O. Box 245036, Milwaukee, WI 53224-9536, via certified mail. The Secretary will forward communications received to the appropriate party. However, commercial advertisements or other forms of solicitation will not be forwarded.

Categorical Independence Standards for Directors

A director who at all times during the previous three years has met all of the following categorical standards and has no other material relationships with Badger Meter, Inc. will be deemed to be independent:

1. The company has not employed the director, and has not employed (except in a non-executive officer capacity) any of his or her immediate family members. Employment as an interim Chairman or Chief Executive Officer does not disqualify a director from being considered independent following that employment.

2. Neither the director, nor any of his or her immediate family members, has received more than $120,000 per year in direct compensation from the company, other than director and committee fees, and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service). Compensation received by a director for former service as an interim Chairman or Chief Executive Officer need not be considered in determining independence under this test. Compensation received by an immediate family member for service as a non-executive employee of the company need not be considered in determining independence under this test.

3. The director has not been employed by, or affiliated with the company’s present or former internal or external auditor, nor have any of his or her immediate family members been so employed or affiliated (except in a nonprofessional capacity).

4. Neither the director, nor any of his or her immediate family members, has been part of an “interlocking directorate” in which any of the company’s present executives serve on the compensation (or equivalent) committee of another company that employs the director or any of his or her immediate family members in an executive officer capacity.

5. Neither the director, nor any of his or her immediate family members (except in a non-executive officer capacity), has been employed by a company that makes payments to, or receives payments from, the company for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues. In applying this test, both the payments and the consolidated gross revenues to be measured are those reported in the last completed fiscal year. The look-back provision for this test applies solely to the financial relationship between the company and the director’s or immediate family member’s current employer; the company need not consider former employment of the director or immediate family member.

6. Neither the director, nor any of his or her immediate family members, has been an employee, officer or director of a foundation, university or other non-profit organization to which the company gives directly, or indirectly through the provision of services, more than $1 million per annum or 2% of such organization’s consolidated gross revenues (whichever is greater).

In addition to satisfying the criteria set forth above, directors who are members of the Audit Committee will not be considered independent for purposes of membership on the Audit Committee unless they satisfy the following additional criteria:

1. A director who is a member of the Audit Committee may not, other than in his or her capacity as a member of the Audit Committee, the board, or any other board committee, accept directly or indirectly any consulting, advisory, or other compensatory fee from the company or any subsidiary thereof, provided that, unless the rules of the New York Stock Exchange provide otherwise, compensatory fees do not include the receipt of fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with the company (provided that such compensation is not contingent in any way on continued service).

2. A director, who is a member of the Audit Committee may not, other than in his or her capacity as a member of the Audit Committee, the board, or any other board committee, be an affiliated person of the company.

3. If an Audit Committee member simultaneously serves on the audit committees of more than two other public companies, then the board must determine that such simultaneous service would not impair the ability of such member to effectively serve on the company’s Audit Committee. The company must disclose this determination in its proxy statement.

Available Corporate Governance Information

The company’s Code of Conduct, Principles of Corporate Governance and Charters of all current board committees are available on our website at www.badgermeter.com under the selection “Company” — “Investors” — “Corporate Governance.” Copies can also be obtained by writing to the Secretary of Badger Meter, Inc., P.O. Box 245036, Milwaukee, WI 53224-9536.

RELATED PERSON TRANSACTIONS

We had no transactions during 2009, and none are currently proposed, in which we were a participant and in which any related person had a direct or indirect material interest. Our Board of Directors has adopted policies and procedures regarding related person transactions. For purposes of these policies and procedures:

•	A “related person” means any person who is, or was at some time since the beginning of the last fiscal year, (a) one of our directors, executive officers or nominees for director, (b) a greater than five percent beneficial owner of our common stock, or (c) an immediate family member of the foregoing; and

•	A “related person transaction” generally is a transaction (including any indebtedness or a guarantee of indebtedness) in which we were or are to be a participant and the amount involved exceeds $120,000, and in which a related person had or will have a direct or indirect material interest.

Each of our executive officers, directors or nominees for director is required to disclose to the Compensation and Governance Committee certain information relating to related person transactions for review, approval or ratification by the Compensation and Governance Committee. Disclosure to the Compensation and Governance Committee should occur before, if possible, or as soon as practicable after the related person transaction is effected, but in any event as soon as practicable after the executive officer, director or nominee for director becomes aware of the related person transaction. The Compensation and Governance Committee’s decision whether or not to approve or ratify a related person transaction is to be made in light of the Compensation and Governance Committee’s determination that consummation of the transaction is not or was not contrary to our best interests. Any related person transaction must be disclosed to the Board of Directors.

Certain related person transactions are deemed pre-approved, including, among others, (a) any transaction with another company, or charitable contribution, grant or endowment to a charitable organization, foundation or university, at which a related person’s only relationship is as an employee (other than an executive officer), director or beneficial owner of less than ten percent of that company’s shares, if the aggregate amount involved does not exceed the greater of $1,000,000 or two percent of the company’s total annual revenues or the charitable organization’s total annual receipts, and (b) any transaction involving a related person where the rates or charges involved are determined by competitive bids.

STOCK OWNERSHIP OF BENEFICIAL OWNERS HOLDING MORE THAN FIVE PERCENT

The following table provides information concerning persons known by us to beneficially own more than five percent of our common stock as of February 26, 2010.

	Aggregate Number of
	Shares and Percent of
	Common Stock
Name	Beneficially Owned

Invesco Ltd.	1,371,522	(1)
1555 Peachtree Street NE	9.2%
Atlanta, GA 30309
BlackRock, Inc.	1,122,469	(2)
40 East 52nd Street	7.5%
New York, NY 10022
Marshall & Ilsley Corporation	819,109	(3)
770 North Water Street	5.5%
Milwaukee, WI 53202
T. Rowe Price Associates, Inc.	780,600	(4)
100 East Pratt Street	5.2%
Baltimore, MD 21202

(1)	Information shown is based on a jointly filed Schedule 13G filed with the Securities and Exchange Commission by Invesco Ltd. on behalf of itself and its subsidiary, Invesco PowerShares Capital Management which advises the Invesco PowerShares Water Resources Portfolio Fund (the Fund owns 1,342,000 shares). The Schedule 13G indicates that Invesco Ltd. has sole voting and dispositive power over all of such shares.

(2)	Information shown is based on a Schedule 13G filed with the Securities and Exchange Commission by BlackRock, Inc. The Schedule 13G indicates that BlackRock, Inc. has sole voting and dispositive power over all of such shares.

(3)	Information shown is based on a jointly filed Schedule 13G filed with the Securities and Exchange Commission by Marshall & Ilsley Corporation and Marshall & Ilsley Trust Company N.A. The Schedule 13G indicates that Marshall & Ilsley Corporation has sole voting power over 37,059 of such shares and sole dispositive power over 35,459 of such shares, and that it has shared voting power over 782,050 of such shares and shared dispositive power over 783,650 of such shares. The Schedule 13G indicates that Marshall & Ilsley Trust Company N.A. has sole voting power over 37,059 of such shares and sole dispositive power over 35,459 of such shares, and that it has shared voting power over 782,050 of such shares and shared dispositive power over 783,650 of such shares.

(4)	Information shown is based on a Schedule 13G filed with the Securities and Exchange Commission by T. Rowe Price Associates, Inc. The Schedule 13G indicates that T. Rowe Price Associates, Inc. has sole voting power over 80,600 shares and sole dispositive power over 780,600 shares.

STOCK OWNERSHIP OF MANAGEMENT

The following table sets forth, as of February 26, 2010, the number of shares of common stock beneficially owned and the number of exercisable options outstanding by (i) each of our directors, (ii) each of the executive officers named in the Summary Compensation Table set forth below (referred to as the named executive officers), and (iii) all of our directors and executive officers as a group. Securities and Exchange Commission rules define “beneficial owner” of a security to include any person who has or shares voting power or investment power with respect to such security.

	Aggregate
	Number of Shares
	and Percent of
	Common Stock
	Beneficially
	Owned(1)

Ronald H. Dix	180,039	(2)
	1.2%
Thomas J. Fischer	26,745
	*
Gale E. Klappa	0

Richard A. Meeusen	139,786	(3)
	*
Ulice Payne, Jr.	19,545
	*
Andrew J. Policano	21,806	(4)
	*
Steven J. Smith	21,500
	*
John J. Stollenwerk	81,632	(5)
	*
Todd J. Teske	0

Fred J. Begale	4,065	(6)
	*
Horst E. Gras	15,520	(7)
	*
Richard E. Johnson	125,570	(8)
	*
Dennis J. Webb	48,675	(9)
	*
All Directors and Executive Officers as a Group (19 persons, including those named above)	813,586
	5.4%

*	Less than one percent

(1)	Unless otherwise indicated, the beneficial owner has sole investment and voting power over the reported shares, which includes shares from stock options that are currently exercisable or were exercisable within 60 days of February 26, 2010.

(2)	Ronald H. Dix has sole investment and voting power over 48,275 shares he holds directly, 13,364 shares in our Employee Savings and Stock Ownership Plan and 24,300 shares subject to stock options. He has shared investment and voting power over 94,100 shares he owns with his spouse.

(3)	Richard A. Meeusen has sole investment and voting power over 117,464 shares he holds directly, 3,622 shares in our Employee Savings and Stock Ownership Plan, 12,000 shares subject to stock options and 6,700 shares of restricted stock.

(4)	Does not include deferred director fee holdings of 481 phantom stock units held by Mr. Policano under the Badger Meter Deferred Compensation Plan for Directors. The value of the phantom stock units is based upon and fluctuates with the market value of the common stock. When a participant chooses to exit the plan, the phantom stock units are paid out only in cash.

(5)	Does not include deferred director fee holdings of 21,626 phantom stock units held by Mr. Stollenwerk under the Badger Meter Deferred Compensation Plan for Directors. The value of the phantom stock units is based upon and fluctuates with the market value of the common stock. When a participant chooses to exit the plan, the phantom stock units are paid out only in cash.

(6)	Fred J. Begale has sole investment and voting power over 1,885 shares he holds directly, 480 shares in our Employee Savings and Stock Ownership Plan and 1,700 shares of restricted stock.

(7)	Horst E. Gras has sole investment and voting power over 13,320 shares he holds directly, 300 shares subject to stock options and 1,900 shares of restricted stock.

(8)	Richard E. Johnson has sole investment and voting power over 28,000 shares he holds directly in an IRA, 1,878 shares in our Employee Savings and Stock Ownership Plan, 15,300 shares subject to stock options and 4,000 shares of restricted stock. He has shared investment and voting power over 76,392 shares he owns with his spouse.

(9)	Dennis J. Webb has sole investment and voting power over 30,000 shares he holds directly, 14,075 shares in our Employee Savings and Stock Ownership Plan, 3,600 shares subject to stock options and 1,000 shares of restricted stock.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview of Compensation Policies and Procedures

Our executive compensation program for all elected officers, including each named executive officer, is administered by the Compensation and Governance Committee. The Compensation and Governance Committee is composed of four independent non-employee directors — Messrs. Smith (Chairman), Payne, Policano and Stollenwerk. As noted above, Mr. Payne, will not stand for re-election at the Annual Meeting.

The compensation policies that guide the Compensation and Governance Committee as it carries out its duties include the following:

•	Executive pay programs should be designed to attract and retain qualified executive officers, as well as motivate and reward performance.

•	The payment of annual incentive compensation should be directly linked to the attainment of performance goals approved by the Compensation and Governance Committee.

•	Long-term incentive programs should be designed to enhance shareholder value by utilizing stock options, restricted stock and long-term cash incentives in order to ensure that our executive officers are committed to our long-term success.

•	The Compensation and Governance Committee should attempt to achieve a fair and competitive compensation structure by implementing both short-term and long-term plans with fixed and variable components.

In making its decisions and recommendations regarding executive compensation, the Compensation and Governance Committee reviews, among other things:

•	Compensation data obtained through an independent executive compensation consultant for competitive businesses of similar size and similar business activity. The data considered includes information relative to both base salary and bonus data separately and on a combined basis, as well as total cash and long-term incentive compensation.

•	Our financial performance as a whole and for various product lines relative to the prior year, our budget and other meaningful financial data, such as sales, return on assets, return on equity, cash generated from operations and financial position.

•	The recommendations of the Chairman, President and Chief Executive Officer with regard to the other executive officers.

Role of Compensation Consultant

The Compensation and Governance Committee generally engages an independent compensation consultant to evaluate executive compensation, to discuss general compensation trends, to provide competitive market data and to assist human resources management and our CEO in developing compensation recommendations to present to the committee. The compensation consultant provides the compensation committee with advice, consultation and market information on a regular basis, as requested, throughout the year. The executive compensation consultant does not make specific recommendations on individual compensation amounts for the executive officers or the outside directors, nor does the consultant determine the amount or form of executive and director compensation. For 2009, the compensation committee had engaged Towers Watson & Co. as its executive compensation consultant.

Total Compensation

We strive to compensate our executive officers at competitive levels, with the opportunity to earn above-median compensation for above-market performance, through programs that emphasize performance-based incentive compensation in the form of annual cash payments, equity-based awards and a long-term incentive program. To that end, total executive compensation is tied to our performance and is structured to ensure that, due to the nature of our business, there is an appropriate balance focused on our long-term versus short-term performance, and also a balance between our financial performance, individual performance of our executive officers and the creation of shareholder value. For those compensation components where individual performance is a consideration, individual performance is considered in a general way and may only result in minor adjustments to compensation levels.

We believe that the total compensation paid or awarded to our named executive officers during 2009 was consistent with our financial performance and the individual performance of each of the named executive officers. Based on our analysis and the advice of Towers Watson & Co., our independent executive compensation consultant, we also believe that the compensation was reasonable in its totality and is consistent with our compensation philosophies as described above.

To the extent that base salaries and equity grants vary by professional role in the market place, as demonstrated by the competitive market data supplied by our independent executive compensation consultant, the base salaries and equity grants of the executive officers will vary, sometimes significantly. For example, consistent with the level of responsibility and the executive compensation practices of the companies in the market comparisons, Chief Executive Officers typically earn significantly more in base salary and equity grants than other executive officers.

As noted above, our Chief Executive Officer serves in an advisory role to the Compensation and Governance Committee with respect to executive compensation for executive officers other than himself (the Chief Executive Officer does not participate in determining or recommending compensation for himself). His recommendations are given significant weight by the Compensation and Governance Committee, but the Compensation and Governance Committee remains responsible for all decisions on compensation levels for the executive officers and on our executive compensation policies and executive compensation programs. All decisions on executive compensation levels and programs are made by the Compensation and Governance Committee.

Elements of Compensation

The compensation program for our executive officers involves base salaries, benefits, short-term annual cash incentive bonuses and a long-term incentive program using stock options, restricted stock and cash incentives.

Base Salary.  Salary rates and benefit levels are established for each executive officer by the Compensation and Governance Committee, using data supplied by an independent executive compensation consultant on organizations of similar size and business activity. The compensation data incorporates privately-held as well as publicly-held companies of similar size, and has a broad definition of similar business activity, thereby providing a more comprehensive basis for evaluating compensation relative to those companies that compete with us for executives. The data includes salaries, benefits, total cash compensation, long-term incentive compensation and total compensation. In establishing the compensation of each officer, including the Chairman, President and Chief Executive Officer, the Compensation and Governance Committee is given a five-year history, which sets forth the base salary, short-term incentive awards, and long-term compensation of each officer. Our policy is to pay executive officers at market, with appropriate adjustments for performance and levels of responsibility. The Compensation and Governance Committee has consistently applied this policy and procedure with respect to base salaries for the past 18 years.

Base salary increases for our executive officers approved as of December 4, 2009 for calendar year 2010, by the Compensation and Governance Committee ranged from 2.0% to 9.0%. The Chairman, President and Chief Executive Officer’s compensation increased 9.0%. The other named executive officers received base salary increases of 3.0% for Mr. Johnson, 4.0% for Mr. Begale, and 2.0% for Messrs. Gras and Webb. These increases were based on an evaluation of the factors set forth above relative to each individual’s circumstances and performance and are believed to be fair and competitive. The Compensation and Governance Committee believes that each of these individual increases is appropriate and necessary to maintain competitive salary levels and to recognize the contribution of each executive officer to our financial success.

Annual Bonus Plan.  Our annual bonus plan is designed to promote the maximization of shareholder value over the long term. The plan is intended to provide a competitive level of compensation when the executive officers achieve their performance objectives. Under the annual bonus plan, the target bonus for the Chairman, President and

Chief Executive Officer is 75% of his base salary and the target bonus for all other named executive officers is 35% — 55% of their base salary. The targets set pursuant to the annual bonus plan are comprised of two components — a financial factor based on the attainment of a certain level of Earnings Before Interest and Taxes (EBIT) and individual performance.

The Compensation and Governance Committee approves the target level of earnings used for the financial component of the determination of an executive’s annual bonus at the beginning of each year. For 2009, the financial factor was based on achieving an increase in adjusted earnings before interest and taxes (EBIT) of 10.0% over the 2008 adjusted EBIT, at which point the maximum annual bonus could be paid. No annual bonus was to be paid if 2009 adjusted EBIT did not increase over the 2008 adjusted EBIT, and the annual bonus was to be pro-rated for any increase up to 10.0%. The Compensation and Governance Committee has the discretion to adjust these EBIT factors based on unusual events, such as acquisitions or losses on discontinued operations. For 2009, no such adjustments were made. Annual bonuses paid for 2009 were 58.5% of target annual bonus amounts.

The annual bonus for each executive officer may also be adjusted up or down 10% at the discretion of the Compensation and Governance Committee. Further, the Compensation and Governance Committee has the authority to adjust the total amount of any annual bonus award on a discretionary basis. No such adjustments were made in 2009.

Long-Term Incentive Plan (referred to as LTIP).  Our long-term incentive compensation program consists of a combination of stock option awards, restricted stock awards and cash incentives. This program presents an opportunity for executive officers and other key employees to gain or increase their equity interests in our stock. Each executive officer is expected to hold common stock equal to at least two-times his or her annual base salary. New officers are expected to achieve this level of stock ownership within a reasonable time, but in any event, within six years of joining us. Each named executive officer has achieved the targeted level of stock ownership except Mr. Begale who first became an officer in 2009.

Stock options and restricted stock awards are granted annually to the executive officers and other key employees at amounts determined each year by the Compensation and Governance Committee. In addition, one-time stock option awards are granted to new executive officers, within one year of becoming an executive officer. All of the stock options and restricted stock awards are granted at the market price on the date of grant. Since 2003, the Compensation and Governance Committee has granted all such annual awards on the first Friday of May in each year, and has priced all such awards at the closing price of the common stock on that date. The Compensation and Governance Committee has established that date to avoid any inference of timing such awards to the release of material non-public information. If material non-public information is pending on the first Friday of May in any year, then the Compensation and Governance Committee will select a new date for awarding stock options and restricted stock for that year.

In addition to the above-mentioned awards, our LTIP provides a cash bonus to all executive officers, including the named executive officers. Two new LTIP programs were established in January of 2009, one for a two-year performance period (2009-2010), and the other for a three-year performance period (2009-2011). Both provide for the payment of a cash bonus, the former to be paid in February of 2011 and the latter to be paid in February of 2012, if certain diluted earnings per share targets for the performance periods are met. For the 2009-2010 period, no incentive will be paid if the combined diluted earnings per share is below $3.46. The target incentive will be paid if the combined diluted earnings per share equals $3.70 and the stretch incentive will be paid if the combined diluted earnings per share reaches or exceeds $3.96. For the 2009-2011 period, no incentive will be paid if the combined diluted earnings per share is below $5.31, the target incentive will be paid if the combined diluted earnings per share equals $5.83 and the stretch incentive will be paid if the combined diluted earnings per share reaches or exceeds $6.39. A new LTIP program was established in January of 2010 for a three-year performance period (2010-2012). This program provides for the payment of a cash bonus if certain diluted earnings per share targets for the performance period are met. For the 2010-2012 period, no incentive will be paid if the combined diluted earnings per share is below $5.93, the target incentive will be paid if the combined diluted earnings per share equals $6.52 and the stretch incentive will be paid if the combined diluted earnings per share reaches or exceeds $7.15. The incentive payments will be prorated for any earnings per share amounts between these targets. The Compensation and Governance Committee may, at its discretion, adjust these targets or the achieved earnings per share for unusual factors, such as acquisitions or losses on discontinued operations.

Other Benefits

Salary Deferral Plan.  All executive officers, except Mr. Gras, are eligible to participate in a salary deferral plan described in Note 1 of the “Nonqualified Deferred Compensation Table” below. The Compensation and Governance Committee believes that it is appropriate to offer this program to enable the officers to better manage their taxable income and retirement planning. Based on its analysis and the advice of our independent executive compensation consultant, the Compensation and Governance Committee believes that this program is competitive with comparable programs offered by other companies.

Supplemental Retirement Plans.  We offer various supplemental retirement plans to certain employees, including certain named executive officers. The purpose of these plans is to compensate the employees for pension reductions caused by salary deferrals or by regulatory limitations on qualified plans. Also, there are nonqualified supplemental executive retirement plans which are designed to enhance their regular retirement programs. Currently, Messrs. Meeusen and Johnson are participants in these plans. The Compensation and Governance Committee believes that these supplemental retirement plans are appropriate to attract and retain qualified executives. For more information on these plans, see the narrative discussion that follows the “Pension Benefits Table” below.

Additional benefits.  Each executive officer receives his/her choice of either the use of a vehicle or a car allowance for both personal and business purposes. We also pay certain club dues for Mr. Meeusen. All executive officers, except Mr. Gras, participate in the Badger Meter, Inc. Employee Savings and Stock Ownership Plan and other benefit and pension plans provided to all of our U.S. employees.

Section 162(m) Limitations.  It is anticipated that all 2009 compensation to executive officers will be fully deductible under Section 162(m) of the Code and therefore the Compensation and Governance Committee determined that a policy with respect to qualifying compensation paid to certain executive officers for deductibility is not necessary.

Potential Payments Upon Termination or Change-in-Control

We have entered into Key Executive Employment and Severance Agreements (each referred to as a KEESA) with all executive officers (except Mr. Gras who would receive similar benefits from the company under German law), whose expertise has been critical to our success, to remain with us in the event of any merger or transition period. Each KEESA provides for payments in the event there is a change in control and (1) the executive officer’s employment with us terminates (whether by us, the executive officer or otherwise) within 180 days prior to the change in control and (2) it is reasonably demonstrated by the executive officer that (a) any such termination of employment by us (i) was at the request of a third party who has taken steps reasonably calculated to effect a change in control or (ii) otherwise arose in connection with or in anticipation of a change in control, or (b) any such termination of employment by the executive officer took place because of an event that allowed the termination for good reason, which event (i) occurred at the request of a third party who has taken steps reasonably calculated to effect a change in control or (ii) otherwise arose in connection with or in anticipation of a change in control. For more information regarding the KEESAs, see the discussion in “Potential Payments Upon Termination or Change-in-Control” below.

Compensation Risk Assessment

The Compensation and Governance Committee has conducted a risk assessment of our employee compensation programs, including our executive compensation programs, and has concluded that our employee compensation programs are designed with the appropriate balance of risk and reward in relation to our overall business strategy and do not incent executives or other employees to take unnecessary or excessive risks. As a result, we believe that risks arising from our employee compensation policies and practices are not reasonably likely to have a material adverse effect on the company.

Summary Compensation Table

The following table sets forth information concerning compensation earned or paid to each of the named executive officers for each of the last three fiscal years, consisting of: (1) the dollar value of base salary and bonus earned during the applicable fiscal year; (2) the aggregate grant date fair value of stock and option awards computed in accordance with FASB ASC Topic 718; (3) the dollar value of earnings for services pursuant to awards granted during the applicable fiscal years under non-equity incentive plans; (4) the change in pension value and non-qualified compensation earnings during the applicable fiscal years; (5) all other compensation for the applicable fiscal years; and finally; (6) the dollar value of total compensation for the applicable fiscal years. The named executive officers are our principal executive officer, principal financial officer and three most highly compensated executive officers employed as of December 31, 2009 (each of whose total cash compensation exceeded $100,000 for fiscal year 2009).

Summary Compensation Table for 2009 (all amounts in $)

							Change in
							Pension
							Value and
						Non-Equity	Non-Qualified
				Stock	Option	Incentive Plan	Deferred	All Other
			Bonus	Awards	Awards	Compensation	Compensation	Compensation
Name & Principal Position	Year	Salary	(1)	(2)	(3)	(4)	(5)	(7)	Total

Richard A. Meeusen —	2009	486,550	173,260	116,070	124,560	100,000	106,869	14,974	1,122,283
Chairman, President &	2008	439,750	291,720	84,496	95,952	53,333	94,418	21,216	1,080,885
CEO	2007	411,858	180,062	52,374	46,242	53,333	83,772	14,564	842,205
Richard E. Johnson —	2009	278,750	90,644	69,642	74,736	66,667	59,142	15,883	655,464
Sr. Vice President —	2008	263,917	160,325	52,810	59,970	44,444	53,440	15,130	650,036
Finance, CFO and Treasurer	2007	251,000	100,227	29,928	26,424	44,444	47,522	13,747	513,292
Horst E. Gras —	2009	309,176	95,728	38,690	41,520	40,000	52,760	15,409	593,283
Vice President —	2008	316,664	162,543	26,405	29,985	35,556	50,277	13,633	635,063
Intl. Operations(6)	2007	288,228	100,288	9,976	8,808	35,556	57,415	13,742	514,013
Dennis J. Webb —	2009	241,167	71,221	38,690	41,520	40,000	44,901	13,922	491,421
Vice President — Sales	2008	231,083	116,000	13,203	0	35,556	41,101	14,954	451,897
	2007	220,083	79,907	13,293	17,616	35,556	47,441	14,234	428,130
Fred J. Begale —	2009	136,669	28,841	38,690	100,730	33,333	8,603	7,548	354,415
Vice President —
Business Development(8)

(1)	“Bonus” amounts represent bonuses earned during the year indicated but paid in February of the following year. For example, the bonus earned during 2009 was paid in February of 2010 under the bonus program described above in the “Compensation Discussion and Analysis.”

(2)	These amounts reflect the grant date fair value of the stock awards made in May of each respective year. The fair value of these stock awards is determined based on the market price of the shares on the grant date.

(3)	These amounts reflect the grant date fair value of the option awards made in May of each respective year. The assumptions made in valuing the option awards are included under the caption “Stock Options” in Note 5 to the Consolidated Financial Statements in our 2009 Annual Report on Form 10-K and such information is incorporated herein by reference.

(4)	“Non-Equity Incentive Plan Compensation” represents the current year earnings under our LTIP, as previously described. The current plans have total targets for two- and three-year periods. Prior to 2009, there was one plan with a three-year target.

(5)	“Change in Pension Value and Non-Qualified Deferred Compensation” includes the 2009 aggregate increase in the actuarial present value of each named executive officer’s accumulated benefit under our defined benefit pension plans and supplemental pension plans, using the same assumptions and measurement dates used for financial reporting purposes with respect to our audited financial statements. The increases were $106,689 for Mr. Meeusen, $57,479 for Mr. Johnson, $42,841 for Mr. Webb and $8,603 for Mr. Begale. Also, the amounts include $1,663 for Mr. Johnson, $2,060 for Mr. Webb, representing earnings on deferred compensation in excess of 120% of applicable federal long-term rates.

(6)	Mr. Gras, a German resident and citizen, is not covered by the defined benefit pension plan. The company, through its European subsidiary, provides Mr. Gras with an insurance policy that provides benefits similar to those of the other named executive officers covered by the cash balance plan. The amount shown for Mr. Gras represents the translated value of the increase in policy value in 2009.

(7)	“All Other Compensation” includes the following items:

a.	Contributions to the Badger Meter, Inc. Employee Savings and Stock Ownership Plan (ESSOP) for Messrs. Meeusen, Johnson and Webb of $4,125 each and $2,960 for Mr. Begale. Mr. Gras does not participate in the ESSOP.
b.	Dividends on restricted stock of $3,478 for Mr. Meeusen, $2,214 for Mr. Johnson, $1,116 for Mr. Gras, $1,172 for Mr. Webb and $672 for Mr. Begale.
c.	Vehicle usage or allowance of $4,060 for Mr. Meeusen, $9,544 for Mr. Johnson, $14,293 for Mr. Gras, $8,625 for Mr. Webb and $3,916 for Mr. Begale.

d.	Club dues for Mr. Meeusen of $3,311.

(8)	Mr. Begale began employment as Director of Business Development in 2007 and became an officer in 2009. The value of his option award includes an annual grant plus a one-time grant for new officers.

Grants of Plan-Based Awards

The following table sets forth information regarding all incentive plan awards that were granted to the named executive officers during 2009, including incentive plan awards (equity-based and non-equity based) and other plan-based awards. Disclosure on a separate line item is provided for each grant of an award made to a named executive officer during the year. Non-equity incentive plan awards are awards that are not subject to FASB ASC Topic 718 and are intended to serve as an incentive for performance to occur over a specified period. There are no equity incentive-based awards, which are equity awards subject to a performance condition or a market condition as those terms are defined by FASB ASC Topic 718.

Grants of Plan-Based Awards for 2009

						All Other
					All Other	Option
					Stock	Awards:
		Estimated Future Payouts Under			Awards:	Number of	Exercise	Grant Date
		Non-Equity Incentive Plan			Number of	Securities	Price of	Fair Value of
		Awards(1)			Restricted	Underlying	Option	Stock and
	Grant	Threshold	Target	Maximum	Shares	Options	Awards	Option Awards
Name	Date	($)	($)	($)	(#)	(#)	($/share)	($)

Richard A. Meeusen	May 1, 2009				3,000			116,070
	May 1, 2009					9,000	38.69	124,560
	Jan 27, 2009	75,000	150,000	225,000
	Jan 27, 2009	37,500	75,000	112,500

Richard E. Johnson	May 1, 2009				1,800			69,642
	May 1, 2009					5,400	38.69	74,736
	Jan 27, 2009	50,000	100,000	150,000
	Jan 27, 2009	25,000	50,000	75,000

Horst E. Gras	May 1, 2009				1,000			38,690
	May 1, 2009					3,000	38.69	41,520
	Jan 27, 2009	30,000	60,000	90,000
	Jan 27, 2009	15,000	30,000	45,000
Dennis J. Webb	May 1, 2009				1,000			38,690
	May 1, 2009					3,000	38.69	41,520
	Jan 27, 2009	30,000	60,000	90,000
	Jan 27, 2009	15,000	30,000	45,000

Fred J. Begale	May 1, 2009				1,000			38,690
	May 1, 2009					7,000	38.69	100,730
	Jan 27, 2009	25,000	50,000	75,000
	Jan 27, 2009	12,500	25,000	37,500

(1)	These awards were granted in 2009 under the 2- and 3-year LTIPs for potential payouts in future years. See the discussion of the plans in “Compensation Discussion and Analysis-Elements of Compensation” above.

Stock Awards represent the fair value of restricted stock awards granted to each named executive officer on May 1, 2009 under the 2008 Restricted Stock Grant Plan and are valued at the closing price of the common stock on that date ($38.69 per share). The restricted shares generally vest 100% after three years from the date of grant. Dividends on the restricted shares are accrued during the vesting period and paid to the recipient upon full vesting of the shares. Option Awards represent the fair value of stock options granted to each named executive officer on May 1, 2009. The assumptions made in valuing the option awards are included under the caption “Stock Options” in Note 5 to the Consolidated Financial Statements in our 2009 Annual Report o n Form 10-K and such information is incorporated herein by reference. All options were granted on May 1, 2009, with an exercise price set at the closing price of the common stock on that date ($38.69 per share). All option awards vest over five years. The values of the options range from $13.84 to $14.39 for the named executive officers and vary due to their ages. The overall average fair value of $14.05 per all options issued in 2009, only a portion of which we expensed in fiscal year 2009, was computed in accordance with FASB ASC Topic 718 under the Black-Scholes option pricing model, using the following assumptions: risk-free interest rate of 1.94%; dividend yield of 1.16%; expected market price volatility factor of 48%, and a weighted average expected life of 4.0 years. All option awards have a ten-year life from the date of grant. All unvested awards are forfeited on retirement or termination of employment for cause or otherwise. The awards are not subject to any performance-based or other material conditions.

Outstanding Equity Awards At Year-End

The following table sets forth information on outstanding option and stock awards held by the named executive officers at December 31, 2009, including the number of shares underlying both exercisable and unexercisable portions of each stock option as well as the exercise price and expiration date of each outstanding option.

Outstanding Equity Awards as of December 31, 2009

	Option Awards(1)				Stock Awards(1)
		Number of
	Number of	Securities
	Securities	Underlying			Number of	Market Value
	Underlying	Unexercised	Option		Shares of	of Shares of
	Unexercised	Options (#)	Exercise	Option	Stock That	Stock That
	Options (#)	Unexercisable	Price	Expiration	Have Not	Have Not
Name	Exercisable	(2)	($)	Date	Vested (#)(2)	Vested ($)

Richard A. Meeusen	5,280	1,320	18.33	May 9, 2015
	3,240	2,160	31.41	May 5, 2016
	2,520	3,780	24.94	May 4, 2017
	960	3,840	52.81	May 2, 2018
	0	9,000	38.69	May 1, 2019	6,700	266,794
Richard E. Johnson	7,500	0	7.00	Jan. 29, 2013
	3,600	900	18.33	May 2, 2015
	2,160	1,440	31.41	May 9, 2016
	1,440	2,160	24.94	May 4, 2017
	600	2,400	52.81	May 2, 2018
	0	5,400	38.69	May 1, 2019	4,000	159,280
Horst E. Gras	0	720	18.33	May 2, 2015
	0	720	24.94	May 4, 2017
	300	1,200	52.81	May 2, 2018
	0	3,000	38.69	May 1, 2019	1,900	75,658
Dennis J. Webb	1,800	0	7.00	May 2, 2013
	720	720	18.33	May 9, 2015
	600	1,200	31.41	May 5, 2016
	480	1,440	24.94	May 4, 2017
	0	3,000	38.69	May 1, 2019	1,000	39,820
Fred J. Begale	0	7,000	38.69	May 1, 2019	1,700	67,694

(1)	There were no stock or option awards outstanding for any of the named executive officers as of December 31, 2009 that were related to equity incentive programs, the realization of which would depend on specific financial or performance outcomes.

(2)	Restricted stock awards generally vest 100% after three years from date of grant. A portion of the stock options with an expiration date of May 2, 2013, vested at a rate of 25% per year, starting May 2, 2006, with full vesting completed on May 2, 2009. The exercisable and unexercisable portion of those options, respectively, are 2,500 and 0 for Mr. Johnson and 1,800 and 0 for Mr. Webb. All other stock options vest as follows:

Expiration Date	Grant Date	Vesting Term	Full Vesting

May 18, 2011	May 18, 2001	20% per year	May 18, 2006
Jan. 29, 2012	Jan. 29, 2002	20% per year	Jan. 29, 2007
May 2, 2013	May 2, 2003	20% per year	May 2, 2008
May 9, 2015	May 9, 2005	20% per year	May 9, 2010
May 5, 2016	May 5, 2006	20% per year	May 5, 2011
May 4, 2017	May 4, 2007	20% per year	May 4, 2012
May 2, 2018	May 2, 2008	20% per year	May 2, 2013
May 1, 2019	May 1, 2009	20% per year	May 1, 2014

Option Exercises and Stock Vested

The following table sets forth information relating to the number of stock options exercised during the last fiscal year for each of the named executive officers on an aggregate basis. It also gives the number of shares of restricted stock that vested during 2009 and its value on the date of vesting at a price of $38.84 per share. In addition to 4,200 shares of Restricted Stock granted to Mr. Webb in 2006, Mr. Webb had 533 shares granted in 2007 that vested in 2009 at $40.72, and 250 shares that were granted in 2008 and vested in 2009 at $38.69.

Option Exercises and Stock Vested for 2009

	Number of Shares Acquired	Value Realized on	Number of Shares	Value Realized on
	on Exercise (#)	Exercise ($)	Vested	Vested Shares ($)

Richard A. Meeusen	17,200	511,480	6,600	256,344
Richard E. Johnson	0	0	5,200	201,968
Horst E. Gras	2,760	65,152	3,200	124,288
Dennis J. Webb	0	0	4,983	194,504
Fred J. Begale	0	0	0	0

For further details regarding options and restricted stock, see the description of the LTIP in “Compensation Discussion and Analysis — Elements of Compensation” above.

Pension Benefits

The following table sets forth the actuarial present value of each named executive officer’s accumulated benefit under each defined benefit plan, assuming benefits are paid at normal retirement age based on current levels of compensation. Except for Mr. Gras, the valuation method and all material assumptions applied in quantifying the present value of the current accumulated benefit for each of the named executive officers are included under the caption “Employee Benefit Plans” in Note 7 to the Consolidated Financial Statements in our 2009 Annual Report on Form 10-K, and such information is incorporated herein by reference. The table also shows the number of years of credited service under each such plan, computed as of the same pension plan measurement date used in the company’s audited financial statements for the year ended December 31, 2009. The table also reports any pension benefits paid to each named executive officer during the year.

Pension Benefits as of December 31, 2009

			Present Value of
		Number of Years	Accumulated	Payments
Name	Plan Name	Credited Service	Benefit ($)	During 2008 ($)

Richard A. Meeusen	Qualified Pension Plan	14	204,790	0
	Non-qualified Unfunded
	Supple-mental Retirement Plan	14	212,235	0
	Non-qualified Unfunded Executive Supplemental Plan	14	171,956	0
Richard E. Johnson	Qualified Pension Plan	9	120,139	0
	Non-qualified Unfunded
	Supplemental Retirement Plan	9	61,087	0
	Non-qualified Unfunded Executive Supplemental Plan	9	104,733	0
Horst E. Gras	Value of Insurance Policy (translated from Euros)	17	453,525	0
Dennis J. Webb	Qualified Pension Plan	25	367,174	0
	Non-qualified Unfunded
	Supplemental Retirement Plan	25	59,765	0
Fred J. Begale	Qualified Pension Plan	3	18,715	0

Qualified Pension Plan

We maintain a defined benefit cash balance pension plan (the Pension Plan) covering all domestic salaried employees, including each named executive officer except Mr. Gras. Mr. Gras, a German resident and citizen, is not covered by the Pension Plan. Through our European subsidiary, we provide Mr. Gras with an insurance policy that provides benefits similar to those of the other named executive officers covered by the Pension Plan.

Under the Pension Plan, Messrs. Meeusen, Johnson, Webb and Begale each have an account balance which is credited each year with dollar amounts equal to 5% of compensation, plus 2% of compensation in excess of the Social Security wage base. Interest is credited to the account balance each year at a rate of interest based upon 30-year U.S. Treasury securities.

Non-Qualified Unfunded Supplemental Retirement Plan

Since benefits under our pension program are based on taxable earnings, any deferral of salary or bonus can result in a reduction of pension benefits. To correct for this reduction, participants in the salary deferral program also participate in a non-qualified unfunded supplemental retirement benefit plan designed to compensate for reduced pension benefits caused by the deferral of salary. Benefits under this plan represent the difference between normal pension benefits that the executive officer would have earned if no salary had been deferred, and the reduced benefit level due to the salary deferral.

Internal Revenue Service regulations limit the amount of compensation to be considered in qualified pension benefit calculations to $245,000 in 2009, and varying amounts for prior years. Any employee, including any named executive officer, whose compensation is in excess of the Internal Revenue Service limits also participates in the non-qualified unfunded supplemental retirement plan. Benefits from this plan are calculated to provide the participant the same pension benefits as if there were no compensation limit. These benefits are included in the table above.

Non-Qualified Unfunded Executive Supplemental Plans

Messrs. Meeusen and Johnson participate in an unfunded non-qualified supplemental executive retirement plan. This is a defined contribution plan, under which we contribute annually 7.5% of each participant’s annual salary. Participants may elect a lump-sum payout or annual installments up to ten years. Interest is credited monthly on the beginning of the year balance at the prime rate of interest.

Non-qualified Deferred Compensation

The following table sets forth annual executive officer and company contributions under non-qualified defined contribution and other deferred compensation plans, as well each named executive officer’s withdrawals, earnings and fiscal-year end balances in those plans. Messrs. Meussen and Begale do not currently participate in the Plan.

Non-qualified Deferred Compensation for 2009($)

	Executive	Company		Aggregate	Aggregate Balance
	Contributions in	Contributions	Aggregate Earnings	Withdrawals/	at December 31,
Name	2009(1)(2)	in 2009	in 2008(2)	Distributions	2009

Richard E. Johnson	33,450	—	6,152	—	184,748
Dennis J. Webb	—	—	7,568	—	202,111

(1)	All executive officers, except Mr. Gras, are eligible to participate in a Salary Deferral Plan. Under this plan, officers may elect to defer up to 50% of their annual base salary and up to 100% of their annual bonuses. Participants may elect to defer payment for a specified period of time or until retirement or separation from service. Participants may also elect a lump-sum payout or annual installments up to ten years. Interest is credited quarterly on the deferred balances at an annual interest rate equal to the sum of the five-year U.S. Treasury constant maturities rate of interest plus one and one-half percent.

(2)	All executive officer contributions shown in the above table are also included in the Summary Compensation Table as part of salary or bonus, along with the portion of the 2009 earnings shown in the above table that are considered above-market (as quantified in Note 5 to the Summary Compensation Table).

Potential Payments Upon Termination or Change-in-Control

We have entered into Key Executive Employment and Severance Agreements (each referred to as a KEESA) with all executive officers (except Mr. Gras), whose expertise has been critical to our success, to remain with us in the event of any merger or transition period. Each KEESA provides for payments in the event there is a change in control and (1) the executive officer’s employment with us terminates (whether by us, the executive officer or otherwise) within 180 days prior to the change in control and (2) it is reasonably demonstrated by the executive officer that (A) any such termination of employment by us (i) was at the request of a third party who has taken steps reasonably calculated to effect a change in control or (ii) otherwise arose in connection with or in anticipation of a change in control, or (B) any such termination of employment by the executive officer took place because of an event that allowed the termination for good reason, which event (i) occurred at the request of a third party who has taken steps reasonably calculated to effect a change in control or (ii) otherwise arose in connection with or in anticipation of a change in control.

There are two forms of the KEESA. The KEESA for the Chairman, President and Chief Executive Officer provides for payment of salary and annual incentive compensation of three years, as well as the actuarial equivalent of the additional retirement benefits the executive officer would have earned had he remained employed for three more years, continued medical, dental, and life insurance coverage for three years, outplacement services and financial planning counseling. The KEESA for all other executive officers provides for payment of two years’ salary and annual incentive compensation, along with two years’ coverage pursuant to the other benefits set forth above. Any executive officer who receives compensation under the KEESA is restricted from engaging in competitive activity for a period of six months after termination and is required to maintain appropriate confidentiality relative to all company information. The agreements also provide for a tax gross-up payment to the executive if any payments in connection with the change in control are subject to the 20% excise tax imposed by the Internal Revenue Service for “excess parachute payments.”

For purposes of each KEESA, a “change in control” is deemed to have occurred if (1) any person (other than the company or any of its subsidiaries, a trustee or other fiduciary holding securities under any employee benefit plan of the company or any of its subsidiaries, an underwriter temporarily holding securities pursuant to an offering of such securities or a corporation owned, directly or indirectly, by our shareholders in substantially the same proportions as their ownership of stock in the company) is or becomes the beneficial owner, directly or indirectly, of 15% or more of our voting securities; or (2) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on July 31, 1999, constituted the Board of Directors and any new director whose appointment or election by the Board of Directors or nomination for election by our shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors on July 31, 1999 or whose appointment, election or nomination for election was previously so approved; or (3) our shareholders approve a merger, consolidation or share exchange of the company with any other corporation or approve the issuance of our voting securities in connection with a merger, consolidation or share exchange of the company, with limited exceptions; or (4) our shareholders approve a plan of complete liquidation or dissolution of the company or an agreement for the sale or disposition by us of all or substantially all of our assets (in one transaction or a series of related transactions within any period of 24 consecutive months), other than a sale or disposition by us of all or substantially all of our assets to an entity at least 75% of the combined voting power of the voting securities of which are owned by persons in substantially the same proportions as their ownership of the company immediately prior to such sale.

For purposes of each KEESA, “good reason” means that the executive officer has determined in good faith that any of the following events has occurred: (1) any breach of the KEESA by us other than an isolated, insubstantial and inadvertent failure not occurring in bad faith that we promptly remedy; (2) any reduction in the executive officer’s base salary, percentage of base salary available as incentive compensation or bonus opportunity or benefits, in each case relative to those most favorable to the executive officer in effect at any time during the 180-day period prior to the change in control or, to the extent more favorable to the executive officer, those in effect after the change in control; (3) a material adverse change, without the executive officer’s prior written consent, in the executive officer’s working conditions or status with us from such working conditions or status in effect during the 180-day period prior to the change in control or, to the extent more favorable to the executive officer, those in effect after the change in control; (4) the relocation of the executive officer’s principal place of employment to a location more than 35 miles from the executive officer’s principal place of employment on the date 180 days prior to the change in control; (5) we require the executive officer to travel on business to a materially greater extent than was required during the 180-day period prior to the change in control; (6) we terminate the executive officer’s employment after a change in control without delivering the required notice, in specified circumstances.

The following table describes the potential payments upon termination or a change of control. This table assumes the named executive officer’s employment was terminated on December 30, 2009, the last business day of our prior fiscal year. While Mr. Gras does not have a KEESA, German law would provide him with similar benefits from the company, which are translated at the year end exchange rate.

KEESA Benefits if Exercised at December 31, 2009 ($)

			Medical
			Dental
Name	Salary and Bonus	Retirement Benefits	Life	Other	Total

Richard A. Meeusen	2,354,880	85,705	60,803	15,000	2,516,388
Richard E. Johnson	868,000	31,979	38,271	15,000	953,250
Horst E. Gras	890,890	103,009	38,271	15,000	1,047,170
Dennis J. Webb	726,000	27,095	37,812	15,000	805,907
Fred J. Begale	378,000	13,986	36,582	15,000	443,568

Compensation and Corporate Governance Committee Report

The Compensation and Governance Committee has reviewed and discussed the above Compensation Discussion and Analysis with management and, based on such review and discussion, has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in the annual report on Form 10-K for the fiscal year ended December 31, 2009.

Compensation and Corporate
  Governance Committee
  Steven J. Smith, Chairman
  Ulice Payne, Jr.
  Andrew J. Policano
  John J. Stollenwerk

Director Compensation

Compensation Philosophy and Role of the Committee

Our compensation policies for directors are designed to attract and retain the most qualified individuals to serve on the Board of Directors in the industry in which we operate. We believe that director compensation packages are comparable relative to the competitive market. Director compensation is determined by the Compensation and Governance Committee with approval by the full Board of Directors, and equity programs such as our Director Stock Grant Plans, are approved by shareholders.

Recommendations regarding outside director compensation are made by the Compensation and Governance Committee. The independent executive compensation consultant provides the Compensation and Governance Committee with a competitive compensation analysis of outside director compensation programs relative to our industry for use in the Compensation and Governance Committee’s decision-making. Although the independent executive compensation consultant provides market data for consideration by the Compensation and Governance Committee in setting director compensation levels and programs, the compensation consultant does not make specific recommendations on individual compensation amounts for the directors, nor does the consultant determine the amount or form of director compensation. All decisions on director compensation levels and programs are made by the full Board of Directors based on the recommendation provided by the Compensation and Governance Committee.

Director Compensation Table and Components of Director Compensation

The following table summarizes the director compensation for 2009 for all of our non-employee directors. Mr. Meeusen does not receive any additional compensation for his services as a director beyond the amounts previously disclosed in the Summary Compensation Table. Since his retirement from the company as of July 1, 2009, Mr. Dix receives director compensation. Mr. Klappa did not become a director until February 12, 2010.

Director Compensation for 2009

	Fees Earned or Paid
Name	in Cash ($)	Stock Awards ($)(1)	Total ($)

Ronald H. Dix	20,900	33,328	54,228
Thomas J. Fischer	49,800	39,993	89,793
Kenneth P. Manning(2)	37,750	39,993	77,743
Ulice Payne, Jr.	42,800	39,993	82,793
Andrew J. Policano	43,800	39,993	83,793
Steven J. Smith	47,000	39,993	86,993
John J. Stollenwerk	41,800	39,993	81,793
Todd J. Teske	6,609	0	6,609

(1)	Under the 2007 Director Stock Grant Plan, each director was awarded a grant of stock valued at $40,000. The amount was divided by $36.03, the closing price of the stock on the date of grant, and rounded down to the nearest whole share amounting to 1,110 shares of common stock on April 27, 2009. This column reflects the value of that award. The number of shares awarded to Mr. Dix was prorated as of his July 1, 2009 retirement date. There were no other stock awards or options granted in 2009, and no other awards that fully or partially vested in 2009. As of December 31, 2009, the directors had the following outstanding number of vested option awards: Mr. Dix (25,200 granted during his employment at the company), Mr. Fischer (0), Mr. Manning (0), Mr. Payne (0), Mr. Policano (6,400), Mr. Smith (0), Mr. Stollenwerk (6,400) and Mr. Teske (0). Mr. Klappa was elected to the board on February 12, 2010. There were no outstanding stock awards at December 31, 2009.

(2)	Mr. Manning retired from the board on August 3, 2009.

Retainer and Meeting Fees.  In 2009, non-employee directors received a $26,000 annual retainer. As of May 1, 2009, the board meeting fee increased from $1,500 for each Board of Directors meeting attended to $2,500 and the committee meeting fee increased from $1,000 for each committee meeting attended to $1,200. In addition, they are reimbursed for reasonable out-of-pocket travel, lodging and meal expenses. The chairman of the Audit Committee received an annual fee of $4,000. All other committee chairmen and the Lead Outside Director each received an annual fee of $2,000.

All non-employee directors also receive an annual stock grant of shares equal to $40,000 in whole shares as determined by the closing market price for a share of common stock on the date of grant rounded down to the nearest whole share.

Badger Meter Deferred Compensation Plan for Directors.  Directors may elect to defer their compensation, in whole or in part, in a stock and/or cash account of the Badger Meter Deferred Compensation Plan for Directors.

Our non-employee directors do not participate in any incentive plans or pension plans, and receive no perquisites, benefits or other forms of compensation, other than as disclosed above. New directors receive a one-time grant of 6,000 stock options following the annual meeting of their first election by shareholders.

COMPENSATION COMMITTEE INTERLOCKS
AND INSIDER PARTICIPATION

There were no Compensation and Governance Committee interlocks.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information as of December 31, 2009 regarding total shares subject to outstanding stock options and rights and total additional shares available for issuance under our existing equity compensation plans.

Equity Compensation Plan Information

The following table sets forth information as of December 31, 2009 regarding total shares subject to outstanding stock options. warrants and rights and total additional shares available for issuance under our existing equity compensation plans.

Securities
Remaining Available
	Securities to be		for Future Issuance
	Issued upon	Weighted-Average	under Equity
	Exercise of	Exercise Price of	Compensation Plans
	Outstanding	Outstanding	(Excluding
	Options, Warrants	Options, Warrants	Securities Reflected
Plan Category	and Rights (#)	and Rights ($)	in Column 1)(#)

Equity compensation plans approved by security holders
STOCK OPTION PLANS	264,010	21.44	450,380
2007 DIRECTOR STOCK GRANT PLAN	N/A	N/A	7,805
Equity compensation plans not approved by security holders	None	N/A	N/A
Total	264,010	21.44	458,185

AUDIT AND COMPLIANCE COMMITTEE REPORT

The Audit and Compliance Committee (referred to as the Audit Committee) is established by the Board of Directors (referred to as the Board) for the primary purpose of assisting the Board in the oversight of the integrity of the company’s financial statements, compliance with legal and regulatory requirements, the independent auditor’s qualifications and independence, the performance of internal audit function and the work of the independent auditors, and system of disclosure controls and system of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established. The Audit Committee is made up of a group of independent directors and is required to meet at least quarterly and report to the Board regularly. It met five times in 2009.

The Audit Committee is vested with all responsibilities and authority required by Rule 10A-3 under the Securities Exchange Act of 1934. It is comprised of the four members of the Board of Directors named below, each of whom is independent as required by the New York Stock Exchange and U.S. Securities Exchange Commission rules currently in effect. The Board evaluates the independence of the directors on at least an annual basis. All four members of the Audit Committee have been determined by the Board to be financial experts as defined by Securities and Exchange Commission rules. The Audit Committee acts under a written charter available on our website at www.badgermeter.com.

Management of the company has the primary responsibility for the preparation of financial statements and the reporting process, including the systems of internal controls. Management represented to the Audit Committee that the financial statements were prepared in accordance with accounting principles generally accepted in the United States. In fulfilling its oversight responsibilities, the Audit Committee reviewed with management the audited financial statements as of and for the year ended December 31, 2009, including discussion regarding the propriety of the application of accounting principles, the reasonableness of significant judgments and estimates used in the preparation of the financial statements, and the clarity of disclosures in the financial statements. The Audit Committee also reviewed and discussed the audited 2009 financial statements with our independent auditors, Ernst & Young LLP, who are responsible for expressing an opinion on the conformity of the audited financial statements with U.S. generally accepted accounting principles.

Additionally, the Audit Committee has done, among other things, the following:

•	met with Ernst & Young LLP, with and without management present, to discuss the results of their audit examinations, their evaluations of the internal controls, and the overall quality of the financial reporting, as well as the matters required to be discussed by professional standards and regulatory requirements as currently in effect.

•	reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2009 with the company’s management and Ernst & Young LLP;

•	discussed with Ernst & Young LLP those matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) and SEC Regulation S-X, Rule 2-07 “Communication with Auditing Committees;” and

•	Received the written disclosures and the letter from Ernst & Young LLP required pursuant to Rule 3526, “Communication with Audit Committees Concerning Independence,” of the PCAOB.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for fiscal 2009 for filing with the U.S. Securities and Exchange Commission.

All members of the Audit Committee, except Mr. Klappa who did not join the Audit Committee until February 12, 2010, have approved the foregoing report.

Audit and Compliance Committee
  Thomas J. Fischer, Chairman
  Gale E. Klappa
  Ulice Payne, Jr.
  Steven J. Smith
  Todd J. Teske

APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee selected Ernst & Young LLP, independent registered public accounting firm, to audit the consolidated financial statements of the company for the year ending December 31, 2010, as well as its internal control over financial reporting as of December 31, 2010, and requests that the shareholders ratify such selection. If shareholders do not ratify the selection of Ernst & Young LLP, the Audit Committee will reconsider the selection.

Representatives of Ernst & Young LLP are expected to be present at the Meeting. They will have an opportunity to make a statement if they so desire, and are expected to be available to respond to appropriate questions.

If your shares are held in “street name” by your broker, nominee, fiduciary or other custodian, your broker, nominee, fiduciary or other custodian may choose to vote for you on the ratification of the appointment of Ernst & Young LLP as independent registered public accountants for the company, even if you do not provide voting instructions to such nominee.

THE BOARD UNANIMOUSLY RECOMMENDS THAT OUR SHAREHOLDERS VOTE FOR
RATIFICATION OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM.

PRINCIPAL ACCOUNTING FIRM FEES

Fees for professional services provided by the independent registered public accounting firm in each of the last two fiscal years is as follows:

	2009	2008

Audit(1)	$385,300	$388,500
Audit Related(2)	27,500	22,000
Tax	0	0
All other Fees	0	0

Total Fees	$412,800	$410,500

(1)	Includes annual financial statement audit, review of our quarterly reports on Form 10-Q and statutory audits required internationally.

(2)	Represents accounting and advisory services related to technical accounting consultations, financial reporting and adoption of new and proposed accounting standards.

As part of its duties, the Audit Committee pre-approves services provided by Ernst & Young LLP. In selecting Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010, the Audit Committee has reviewed all 2009 non-audit services provided by Ernst & Young LLP to make sure they were compatible with maintaining the independence of Ernst & Young LLP. There were no additional non-audit services performed in 2009 nor will there be without the Audit Committee’s prior approval in 2010.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our officers, directors and persons who beneficially own more than ten percent of our common stock to file reports concerning the ownership of our equity securities with the Securities and Exchange Commission and us. Based solely on a review of the copies of such forms furnished to us, we believe that all reports required by Section 16(a) to be filed by us on behalf of our insiders were filed on a timely basis. One executive officer, Kimberly Stoll, inadvertently failed to report ownership of 250 shares of our common stock on her Form 3 filing, and filed an amendment to her Form 3 to report the shares.

OTHER MATTERS

The cost of solicitation of proxies will be borne by us. Brokers, nominees and custodians who hold stock in their names and who solicit proxies from the beneficial owners will be reimbursed by us for out-of-pocket and reasonable clerical expenses.

The Board of Directors does not intend to present at the Annual Meeting any matters other than those set forth herein and does not presently know of any other matters that may be presented at the Annual Meeting by others. However, if any other matters should properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote said proxy on any such matters in accordance with their best judgment.

A shareholder wishing to include a proposal in the proxy statement for the 2011 Annual Meeting of Shareholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (referred to as Rule 14a-8), must forward the proposal to our Secretary by November 15, 2010.

A shareholder who intends to present business, other than a shareholder’s proposal pursuant to Rule 14a-8, at the 2011 Annual Meeting of Shareholders (including nominating persons for election as directors) must comply with the requirements set forth in our Restated By-Laws. Among other things, to bring business before an annual meeting, a shareholder must give written notice thereof, complying with the Restated By-Laws, to our Secretary not less than 60 days and not more than 90 days prior to the second Saturday in the month of April (subject to certain exceptions if the annual meeting is advanced or delayed a certain number of days). Accordingly, if we do not receive notice of a shareholder proposal submitted otherwise than pursuant to Rule 14a-8 between January 9, 2011 and February 8, 2011, then the notice will be considered untimely and we will not be required to present such proposal at the 2011 Annual Meeting of Shareholders. If the Board of Directors chooses to present such proposal at the 2011 Annual Meeting, then the persons named in proxies solicited by the Board of Directors for the 2011 Annual Meeting may exercise discretionary voting power with respect to such proposal.

We have filed an Annual Report on Form 10-K with the Securities and Exchange Commission for our fiscal year ended December 31, 2009. The information under the caption “Stock Options” in Note 5 to the Consolidated Financial Statements contained in the Annual Report on Form 10-K and the information under the caption “Employee Benefit Plans” in Note 7 to the Consolidated Financial Statement contained in the Annual Report on Form 10-K is incorporated by reference into this Proxy Statement. The Form 10-K is posted on our Web site at www.badgermeter.com. We will provide a copy of this Form 10-K without exhibits to each person who is a record or beneficial holder of shares of common stock on the record date for the Annual Meeting. We will provide a copy of the exhibits without charge to each person who is a record or beneficial holder of shares of common stock on the record date for the Annual Meeting who submits a written request for it. Requests for copies of the Form 10-K should be addressed to Secretary, Badger Meter, Inc., 4545 West Brown Deer Road, P.O. Box 245036, Milwaukee, Wisconsin 53224-9536; (414) 355-0400.

Pursuant to the rules of the Securities and Exchange Commission, services that deliver our communications to shareholders that hold their stock through a bank, broker or other holder of record may deliver to multiple shareholders sharing the same address a single copy of our Annual Report to shareholders and Proxy Statement. Upon written or oral request, we will promptly deliver a separate copy of the Annual Report to shareholders and/or Proxy Statement to any shareholder at a shared address to which a single copy of each document was delivered, or a single copy to any shareholders sharing the same address to whom multiple copies were delivered. Shareholders may notify us of their requests by writing or calling the Secretary, Badger Meter, Inc., 4545 West Brown Deer Road, P.O. Box 245306, Milwaukee, WI, 53224-9536; (414) 355-0400.

By Order of the Board of Directors

William R.A. Bergum
  Secretary

March 15, 2010

BADGER METER, INC.
PROXY
2010 ANNUAL MEETING OF SHAREHOLDERS
As an alternative to completing this form, you may enter your vote instruction by telephone at 1-800-PROXIES, or via the Internet at www.voteproxy.com and follow the simple instructions. Use the Company Number and Account Number shown on your proxy card.
          The undersigned hereby appoints Richard A. Meeusen, Richard E. Johnson and William R. A. Bergum, or any of them, as proxies for the undersigned at the Annual Meeting of Shareholders of Badger Meter, Inc. to be held on Friday, April 30, 2010, at Badger Meter, Inc., 4545 West Brown Deer Road, Milwaukee, Wisconsin, at 8:30 a.m., local time, and any adjournments or postponements thereof, to vote the shares of stock which the undersigned is entitled to vote at said Meeting or any adjournment or postponements thereof, hereby revoking any other Proxy executed by the undersigned for such Meeting. The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders and the Proxy Statement.
          This Proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, the Proxy will be voted FOR each nominee identified in Proposal 1 and FOR Proposal 2. This Proxy is being solicited on behalf of the Board of Directors.
(Continued and to be signed on the reverse side.)

14475

ANNUAL MEETING OF SHAREHOLDERS OF
BADGER METER, INC.
April 30, 2010
PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card.
TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card.
Vote online/phone until 11:59 PM EDT the day before the meeting.
MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.
IN PERSON - You may vote your shares in person by attending the Annual Meeting.

COMPANY NUMBER

ACCOUNT NUMBER

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The notice of annual meeting, proxy statement, form of proxy card and our annual report on Form 10-K are available at
http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=12549
¯  Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.    ¯

20830000000000000000 4	043010

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

							FOR	AGAINST	ABSTAIN
1. ELECTION OF DIRECTORS: ONE-YEAR TERM					2.	RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP as independent registered public accountants.	☐	☐	☐
NOMINEES:
☐	FOR ALL NOMINEES	O	Ronald H. Dix
		O	Thomas J. Fischer		3.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournments or postponements thereof.
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	O O	Gale E. Klappa Richard A. Meeusen
		O	Andrew J. Policano
☐	FOR ALL EXCEPT (See instructions below)	O O O	Steven J. Smith John J. Stollenwerk Todd J. Teske		COMPLETE AND SIGN BELOW. DETACH AND RETURN USING THE ENVELOPE PROVIDED.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

Signature of Shareholder	Date:	Signature of Stockholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF SHAREHOLDERS OF
BADGER METER, INC.
April 30, 2010
NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The notice of annual meeting, proxy statement, form of proxy card and our annual report on Form 10-K are available at http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=12549
Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.
¯ Please detach along perforated line and mail in the envelope provided. ¯

■	20830000000000000000 4	043010

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

							FOR	AGAINST	ABSTAIN
1. ELECTION OF DIRECTORS: ONE-YEAR TERM					2.	RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP as independent registered public accountants.	☐	☐	☐
NOMINEES:
☐	FOR ALL NOMINEES	O	Ronald H. Dix
		O	Thomas J. Fischer		3.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournments or postponements thereof.
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	O O	Gale E. Klappa Richard A. Meeusen
		O	Andrew J. Policano
☐	FOR ALL EXCEPT (See instruction below)	O O O	Steven J. Smith John J. Stollenwerk Todd J. Teske		COMPLETE AND SIGN BELOW. DETACH AND RETURN USING THE ENVELOPE PROVIDED.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

■	Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	■

▢ ■
BADGER METER, INC.
PROXY
ESSOP
2010 ANNUAL MEETING OF SHAREHOLDERS
As an alternative to completing this form, you may enter your vote instruction by telephone at 1-800-PROXIES, or via the Internet at www.voteproxy.com and follow the simple instructions. Use the Company Number and Account Number shown on your proxy card.
     The undersigned hereby appoints Richard A. Meeusen, Richard E. Johnson and William R. A. Bergum, or any of them, as proxies for the undersigned at the Annual Meeting of Shareholders of Badger Meter, Inc. to be held on Friday, April 30, 2010, at Badger Meter, Inc., 4545 West Brown Deer Road, Milwaukee, Wisconsin, at 8:30 a.m., local time, and any adjournments or postponements thereof, to vote the shares of stock which the undersigned is entitled to vote at said Meeting or any adjournment or postponements thereof, hereby revoking any other Proxy executed by the undersigned for such Meeting. The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders and the Proxy Statement.
     This Proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, the Proxy will be voted FOR each nominee identified in Proposal 1 and FOR Proposal 2. This Proxy is being solicited on behalf of the Board of Directors.
(Continued and to be signed on the reverse side.)

■	14475 ■

ANNUAL MEETING OF SHAREHOLDERS OF
BADGER METER, INC.
April 30, 2010
ESSOP
PROXY VOTING INSTRUCTIONS
INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card.
TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card.
Vote online/phone until 11:59 PM EDT the day before the meeting.
MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.
IN PERSON - You may vote your shares in person by attending the Annual Meeting.

COMPANY NUMBER

ACCOUNT NUMBER

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The notice of annual meeting, proxy statement, form of proxy card and our annual report on Form 10-K are available at
http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=12549
¯  Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.   ¯

20830000000000000000 4	043010

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

							FOR	AGAINST	ABSTAIN
1. ELECTION OF DIRECTORS: ONE-YEAR TERM					2.	RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP as independent registered public accountants.	☐	☐	☐
NOMINEES:
☐	FOR ALL NOMINEES	O	Ronald H. Dix
		O	Thomas J. Fischer		3.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournments or postponements thereof.
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	O O	Gale E. Klappa Richard A. Meeusen
		O	Andrew J. Policano
☐	FOR ALL EXCEPT (See instructions below)	O O O	Steven J. Smith John J. Stollenwerk Todd J. Teske		COMPLETE AND SIGN BELOW. DETACH AND RETURN USING THE ENVELOPE PROVIDED.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF SHAREHOLDERS OF
BADGER METER, INC.
April 30, 2010
ESSOP
NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The notice of annual meeting, proxy statement, form of proxy card and our annual report on Form 10-K are available at http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=12549
Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.
¯  Please detach along perforated line and mail in the envelope provided.  ¯

20830000000000000000 4	043010

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

							FOR	AGAINST	ABSTAIN
1. ELECTION OF DIRECTORS: ONE-YEAR TERM					2.	RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP as independent registered public accountants.	☐	☐	☐
NOMINEES:
☐	FOR ALL NOMINEES	O	Ronald H. Dix
		O	Thomas J. Fischer		3.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournments or postponements thereof.
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	O O	Gale E. Klappa Richard A. Meeusen
		O	Andrew J. Policano
☐	FOR ALL EXCEPT (See instruction below)	O O O	Steven J. Smith John J. Stollenwerk Todd J. Teske		COMPLETE AND SIGN BELOW. DETACH AND RETURN USING THE ENVELOPE PROVIDED.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.